Exhibit 99.1

News Release

Extra Space Storage Inc. Announces Pricing of Private Offering of $250 Million of 3.625% Exchangeable Senior Notes Due 2027

SALT LAKE CITY, UT, Mar 21, 2007 (MARKET WIRE via COMTEX News Network) — Extra Space Storage Inc. (the “Company”) (NYSE: EXR) announced today that its operating partnership subsidiary, Extra Space Storage LP (the “Operating Partnership”), priced a private placement of $250.0 million aggregate principal amount of 3.625% Exchangeable Senior Notes due 2027 (the “Notes”). The Operating Partnership has granted the initial purchasers of the Notes a 30-day option to purchase up to an additional $37.5 million aggregate principal amount of Notes to cover over-allotments, if any.

The Notes will be senior unsecured obligations of the Operating Partnership and will be fully and unconditionally guaranteed by the Company. The Operating Partnership intends to use the net proceeds from the private offering for general corporate purposes and self-storage property acquisitions.

Prior to March 1, 2027, upon the occurrence of specified events, the Notes will be exchangeable at the option of the holder into cash and, at the Operating Partnership’s option, shares of common stock of the Company at an initial exchange rate of 42.5822 shares per $1,000 principal amount of Notes. The initial exchange price of $23.48 represents a 20% premium over the last reported sale price per share of the Company’s common stock on March 21, 2007, which was $19.57 per share. The initial exchange rate is subject to adjustment in certain circumstances.

Prior to April 5, 2012, the Operating Partnership may not redeem the Notes except to preserve the Company’s status as a real estate investment trust. On or after April 5, 2012, the Operating Partnership may redeem all or a portion of the Notes for cash equal to 100% of the principal amount of the Notes to be redeemed plus unpaid interest, if any, accrued to, but excluding, the repurchase date.

The holders of the Notes may require the Operating Partnership to repurchase all or a portion of the Notes on April 1, 2012, April 1, 2017 and April 1, 2022 for cash equal to 100% of the principal amount of the Notes to be repurchased plus unpaid interest, if any, accrued to, but excluding, the repurchase date.

The Notes will be offered and sold only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes and the Company’s common stock issuable upon exchange of the Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company has agreed to file a registration statement regarding resales of the shares of common stock of the Company issuable upon exchange of the Notes with the Securities and Exchange Commission within 120 days of the closing of this private placement. This release shall not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Forward-Looking Statements

When used in this discussion and elsewhere, the words “believes,” “anticipates,” “projects,” “should,” “estimates,” “expects” and similar expressions are intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from those expressed or implied in the forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the Company’s SEC filings, including its most recent Annual Report on Form 10-K for the year ended December 31, 2006. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Information:

James Overturf
Extra Space Storage Inc.
(801) 365-4501

Mark Collinson
CCG Investor Relations
(310) 231-8600

SOURCE: Extra Space Storage Inc.